SECTION 16

POWER OF ATTORNEY

JOHN CARROLL

The undersigned hereby constitutes and appoints the individuals named on
Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney in fact to:
1.	as may be required, prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange
Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), or any rule or regulation of the SEC;
2.	execute Forms 3, 4 and 5 in accordance with the Act and the rules and regulations thereunder for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of the applicable registered investment companies (and any successor companies) listed on Schedule
A attached hereto, as amended from time to time, and any other registered investment company affiliated with or established by, or which is advised by,
Allianz Global Investors Fund Management LLC or any successor firm in a similar advisory capacity, for which the undersigned becomes a Section 16 reporting person (each, a "Trust"),
3.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority, and
4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of July, 2013.

/s/ John Carroll
John Carroll

SCHEDULE A

FUND NAME AND SYMBOL

1.	ALLIANZGI NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND	NFJ
2.	ALLIANZGI CONVERTIBLE & INCOME FUND	                        NCV
3.	ALLIANZGI CONVERTIBLE & INCOME FUND II	                        NCZ
4.	ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND	                NIE
5.	PCM FUND, INC.	                                                PCM
6.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND	                        PCQ
7.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND II	                PCK
8.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND III	                PZC
9.	PIMCO CORPORATE & INCOME STRATEGY FUND	                        PCN
10.	PIMCO CORPORATE & INCOME OPPORTUNITY FUND	                PTY
11.	PIMCO DYNAMIC CREDIT INCOME FIND	                        PCI
12.	PIMCO DYNAMIC INCOME FUND	                                PDI
13.	PIMCO INCOME STRATEGY FUND	                                PFL
14.	PIMCO INCOME STRATEGY FUND II	                                PFN
15.	PIMCO GLOBAL STOCKSPLUS & INCOME FUND	                        PGP
16.	PIMCO HIGH INCOME FUND	                                        PHK
17.	PIMCO INCOME OPPORTUNITY FUND	                                PKO
18.	PIMCO MUNICIPAL INCOME FUND	                                PMF
19.	PIMCO MUNICIPAL INCOME FUND II	                                PML
20.	PIMCO MUNICIPAL INCOME FUND III	                                PMX
21.	PIMCO NEW YORK MUNICIPAL INCOME FUND	                        PNF
22.	PIMCO NEW YORK MUNICIPAL INCOME FUND II	                        PNI
23.	PIMCO NEW YORK MUNICIPAL INCOME FUND III	                PYN
24.	PIMCO STRATEGIC GLOBAL GOVERNMENT FUND INC.	                RCS
25.	THE KOREA FUND, INC.	                                        KF
26.	THE TAIWAN FUND, INC.	                                        TWN



INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,
WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION
1.	Thomas J. Fuccillo
2.	Lagan Srivastava
3.	Ann Morgan
4.	Wayne Miao